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                                                                  EXHIBIT 23(vi)


                           CONSENT OF TM CAPITAL CORP.


         We hereby consent to the use of our opinion in the Registration Statement of Fedders Corporation and NYCOR, Inc. filed with the Securities and Exchange Commission on January 29, 1996 in connection with the merger of NYCOR, Inc. with and into Fedders Corporation. The execution of this consent is not to be construed as an admission of liability to suit under Section 11(a)(4) of the Securities Act of 1933, as amended, which liability the undersigned expressly denies.

                                                     TM CAPITAL CORP.

                                                     By:  /s/ Michael S. Goldman
                                                          ----------------------
                                                          Michael S. Goldman
                                                          Senior Vice President

New York, New York
March 20, 1996